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                                                                 EXHIBIT 23.1


                             [ARTHUR ANDERSEN LOGO]




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all reference to our Firm) included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP


Los Angeles, California
July 18, 2001